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                                  EXHIBIT 21.2

                  Subsidiaries and Joint Ventures of Registrant
             TB Wood's Corporation, Subsidiaries, and Joint Ventures
                                December 31, 1999

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
Registrant:       TB Wood's Corporation
                  Delaware

         Subsidiary:       TB Wood's Incorporated
                           Pennsylvania
                  Subsidiaries:             Plant Engineering Consultants, Incorporated
                                            Tennessee

                                            T. B. Wood's Canada Ltd.
                                            Canada

                                            TB Wood's Mexico, S.A. de C.V.
                                            Mexico

                                            Berges electronic GmbH
                                            Germany

                                            Berges electronic, S.r.l.
                                            Italy

                                            TB Wood's (Deutschland) GmbH
                                            Germany

                                            TB Wood's Foreign Investment Company
                                            Delaware

                                            TB Wood's Foreign Sales Corporation
                                            Delaware
                  Joint Ventures

                                            TB Wood's (India) Private Ltd.
                                            India

                                            TBWE Belt Drive Components LP
                                            Pennsylvania

                                            TBWE Belt Drive Systems LLC
                                            Pennsylvania
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